UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2010

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2010, K-Swiss Inc. (the “Company”) entered into a new employment agreement (the “New Employment Agreement”) with Mr. Steven Nichols, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors on substantially the same terms as Mr. Nichols’ existing employment agreement (the “Existing Employment Agreement”), the term of which expires on December 31, 2010.

The New Employment Agreement, which commences on January 1, 2011, extends Mr. Nichols’ term of employment as President, Chief Executive Officer and Chairman of the Board of Directors until December 31, 2015, and provides for a base salary increase from $915,000 to $961,299 with an annual cost of living increase each year subsequent to 2011 that, similar to the Existing Employment Agreement, is tied to the Consumer Price Index for All Urban Consumers - Los Angeles - Riverside - Orange County, California Area – All Items. The New Employment Agreement, like the Existing Employment Agreement, also provides Mr. Nichols with the opportunity to receive further compensation through the Company’s EVA Bonus Plan or any successor cash-based incentive compensation plan with a bonus target percentage of 60% of his adjusted base salary.

Pursuant to the New Employment Agreement, the Company has agreed, subject to the approval of the Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors, to grant Mr. Nichols an option to purchase a number of shares of the Company’s Class A Common Stock, as determined by the Compensation Committee, promptly following the date the Company release its results for the year ending December 31, 2010, which option shall vest 33%, 33% and 34% on the third, fourth and fifth anniversaries, respectively of January 1, 2011.

The New Employment Agreement also provides Mr. Nichols with certain compensation benefits upon termination. These benefits are unchanged from the Existing Employment Agreement except that in the case of termination due to Good Reason, Mr. Nichols’s bonus award payable as a result of such termination shall be based upon the Company’s actual performance over the relevant performance period.

The foregoing description of the New Employment Agreement is qualified in its entirety by reference to the New Employment Agreement, which is incorporated herein by reference and filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of December 22, 2010 between K-Swiss Inc. and Steven B. Nichols.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: December 22, 2010	By:	/S/ GEORGE POWLICK
George Powlick
Vice President Finance, Chief Administrative Officer, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated as of December 22, 2010, between K-Swiss Inc. Steven B. Nichols.